Exhibit 99.1

DIRECTV Media Contact: Darris Gringeri, (212) 205-0882
DIRECTV Investor Relations: (310) 964-0808

DIRECTV Holdings LLC and DIRECTV Financing Co., Inc. Close Offering of $750 Million Senior Notes

EL SEGUNDO, Calif., Jan. 15, 2013 - DIRECTV Holdings LLC and DIRECTV Financing Co., Inc. (collectively, the “Issuers”), indirect subsidiaries of DIRECTV (NASDAQ:DTV), announced today the closing of their public offering of $750 million aggregate principal amount of 1.750% Senior Notes due 2018 (the “Notes”). The Issuers intend to use the net proceeds from the offering for general corporate purposes, which may include a distribution to DIRECTV for its share repurchase plan and other corporate purposes.

The Issuers have filed a registration statement on Form S-3 (including a prospectus) with the Securities and Exchange Commission (“SEC”) for this offering. Interested parties should read the prospectus in that registration statement, the prospectus supplement for this offering and the other documents that the Issuers have filed with the SEC that are incorporated by reference into the prospectus supplement for more complete information about the Issuers and this offering. These documents are available at no charge by visiting EDGAR on the SEC web site at www.sec.gov. Alternatively, copies of the prospectus and preliminary prospectus supplement relating to the offering will be made available by any underwriter or dealer participating in the offering to interested parties who make a request by calling toll free Goldman, Sachs & Co. at 1-866-471-2526 or J.P. Morgan Securities LLC collect at 1-212-834-4533 or toll free Morgan Stanley & Co. LLC at 1-866-718-1649.

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This press release shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING STATEMENTS

NOTE: This press release may include or incorporate by reference certain statements that we believe are, or may be considered to be, “forward-looking statements” within the meaning of various provisions of the Securities Act of 1933 and the Securities Exchange Act of 1934. These forward-looking statements generally can be identified by use of statements that include phrases such as “believe,” “expect,” “estimate,” “anticipate,” “intend,” “plan,” “project” or other similar words or phrases. Similarly, statements that describe our objectives, plans or goals also are forward-looking statements. All of these forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from historical results or from those expressed or implied by the relevant forward-looking statement. Such risks and uncertainties include, but are not limited to: increased competition; emerging digital media competition; increasing programming costs and our ability to renew programming contracts under favorable terms; increased subscriber churn or subscriber upgrade and retention costs; potential material increase in subscriber acquisition costs; general economic conditions; risks associated with doing business internationally, which for DIRECTV Latin America include political and economic instability and foreign currency exchange rate volatility and controls; pace of technological development; potential intellectual property infringement; loss of key personnel; satellite construction or launch delays; satellite launch and operational risks; loss of a satellite; theft of satellite programming signals; U.S. and foreign governmental and regulatory action; ability to maintain licenses and regulatory approvals; significant debt; indemnification obligations; tax-related liabilities; reliance on network and information systems; and the outcome of legal proceedings. We may face other risks described from time to time in periodic reports filed by us with the U.S. Securities and Exchange Commission.

About DIRECTV

DIRECTV (NASDAQ:DTV) is one of the world’s leading providers of digital television entertainment services.Through its subsidiaries and affiliated companies in the United States, Brazil, Mexico and other countries in Latin America, DIRECTV provides digital television service to 19.9 million customers in the United States and more than 14.5 million customers in Latin America. DIRECTV sports and entertainment properties include three regional sports networks (Northwest, Rocky Mountain and Pittsburgh) as well as a 60 percent ownership interest in Game Show Network. For more information on DIRECTV, visit directv.com.

Source: DIRECTV, DIRECTV Holdings LLC, DIRECTV Financing Co., Inc.

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